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                                                                  Exhibit 10.1.7



                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and effective as of October 31, 1997 (the "Effective Date"), at Akron, Ohio, by and between AIRONET WIRELESS COMMUNICATIONS, INC. ("Employer"), a Delaware corporation with offices at 367 Ghent Road, Fairlawn, Ohio 44333, and ROGER J. MURPHY ("Employee").

                                  WITNESSETH:

         WHEREAS, Employer desires to employ Employee as President and Chief Executive Officer of Employer, and Employee desires to be so employed, upon the terms and conditions set forth herein; and

         WHEREAS, Employer and Employee desire to have this Agreement supersede any and all prior agreements, oral or written, relating to the employment of Employee by Employer.

         NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

         1. EMPLOYMENT PERIOD. Employer agrees to employ Employee and Employee agrees to serve Employer for the period (the "Employment Period") beginning on the Effective Date and ending October 31, 1999. This Agreement may be terminated earlier pursuant to section 4 hereof.

         2.  NATURE OF DUTIES.

                           a. Employee's duties and responsibilities shall be to serve Employer as its President and Chief Executive Officer, or in such other capacity as Employer's Board of Directors (the "Board") shall direct, in conformity with management policies, guidelines and directions issued by Employer, and shall have general charge and supervision of those functions and such other responsibilities as the Board shall determine. Employee shall report to the Board.

                           b. Employee shall work exclusively for Employer on a full-time basis in such capacity and shall carry on his employment at such location as shall be required by the Board. During normal business hours, Employee shall devote all of his time and attention to Employer's business.

                           c. Employee shall perform his duties and responsibilities hereunder diligently, faithfully and loyally in order to cause the proper, efficient and successful operation of Employer's business.


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         3.  COMPENSATION AND BENEFITS.

                           a. BASE SALARY AND EXPENSES. As compensation for Employee's services, Employer shall pay to Employee during the Employment Period a salary (the "Base Salary") at the annual rate of $200,000 in fiscal year 1998, and at such higher rates of pay thereafter as is determined by the Board in its discretion. All payments will be in arrears, in equal installments every second Friday, or at such other interval as the Board shall direct, but no less frequently than twice each month. Employer shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee on Employer's behalf during the Employment Period and which were approved by the Board.

                           b. BONUS COMPENSATION. In addition to the Base Salary, Employee shall be eligible to receive bonus compensation ("Bonus Compensation") during the Employment Period on a basis to be agreed upon by Employee and the Board. Bonus compensation shall accrue and be earned, if at all, and shall be paid at the end of the fiscal year to which it relates.

                           c. STOCK OPTIONS. During the Employment Period, subject to Board approval, Employee shall be eligible to receive grants of option(s) pursuant to Employer's Employee Stock Option Plans. If at any time during the Employment Period, the Board directs that Employee serve in a capacity other than as Employer's President and Chief Executive Officer or is assigned to perform services not consistent with such position, and Employee resigns within fourteen (14) days after either event, or if Employee is terminated other than for cause or becomes deceased, then all options to purchase Employer's stock then held by Employee shall immediately vest and be exercisable for the balance of the term of such options.

                           d. RESTRICTED STOCK. During the Employment Period, subject to Board approval, Employee shall be eligible to receive awards of restricted stock pursuant to any restricted stock plans that may be adopted by Employer. If at any time during the Employment Period, the Board directs that Employee serve in a capacity other than as Employer's President and Chief Executive Officer or is assigned to perform services not consistent with such position, and Employee resigns within fourteen (14) days of either event, or if Employee is terminated other than for cause or becomes deceased, then all restricted stock awarded by Employer to Employee shall immediately vest.

                           e. VACATION. During the Employment Period, Employee shall be entitled to take vacation time in accordance with Employer's policies. In the event that all or any part of said vacation is not taken for any reason during any year, there will be no compensation paid in lieu thereof, and accrued and unused vacation time shall not be carried over and added to the vacation time for the succeeding year in accordance with such policy.


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                           f. HEALTH, DISABILITY, RETIREMENT AND DEATH BENEFITS.
         Employer shall provide Employee with the same health, disability, retirement, death and other fringe benefits as are generally provided to the executive employees of Employer in accordance with such terms, conditions and eligibility requirements as may from time to time be established or modified by Employer.

         4.  TERMINATION.

                           a. This Agreement shall terminate automatically upon Employee's death.

                           b. Employer may terminate Employee other than for cause, or if Employee becomes permanently and completely disabled, at any time upon no fewer than five (5) days prior written notice to Employee. Permanent and complete disability shall be determined by Employer according to the same standards as are applied under the disability benefits referred to in paragraph 3(f). Any termination based on disability shall be deemed to be a termination other than for cause for purposes of paragraphs 3(c) and 3(d). If at any time during the Employment Period, the Board directs that Employee serve in a position other than as Employer's President and Chief Executive Officer or assigns Employee to perform services not consistent with such position, and Employee resigns his employment within fourteen (14) days after any such event, then such resignation shall be deemed a termination of Employee by Employer other than for cause for all purposes hereunder. Employee may resign his position at any time upon no fewer than fourteen (14) days prior written notice to Employer.

                           c. Employer shall have the right to terminate Employee's employment under this Agreement at any time, immediately, for "cause," which shall mean for behavior of Employee which is adverse to Employer's interests, which means Employee's dishonesty, grossly negligent misconduct, willful misconduct, disloyalty, acts of bad faith, neglect of duty or material breach of this Agreement.

         5.  EFFECTS OF TERMINATION.

                           a. In the event of automatic termination by reason of Employee's death pursuant to paragraph 4(a), or by Employer by reason of Employee's permanent disability pursuant to paragraph 4(b), all of Employer's obligations under this Agreement shall end except for Employer's obligations to pay Employee's Base Salary and Bonus Compensation, if any, in each case earned and accrued but unpaid to the date of death or permanent disability. This paragraph 5(a) does not limit paragraphs 3(c) or 3(d) regarding vesting of options or restricted stock. Employee or his beneficiary shall have the right to receive any payments under the death or disability benefits, as the case may be, provided to Employee pursuant to paragraph 3(f), if any.


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                           b. In the event Employer exercises its right of
         termination other than for cause pursuant to paragraph 4(b), or if this Agreement expires, all of Employer's obligations under this Agreement shall end except for Employer's obligations under paragraph 5(c) of this Agreement and its obligations to pay Employee's Base Salary and Bonus Compensation, if any, in each case earned and accrued but unpaid to the date of termination (which, for purposes of this paragraph 5(b), shall be five (5) days after the date on which notification is provided by Employer to Employee pursuant to paragraph 4(b) or at the expiration of this Agreement, whichever the case may be).

                           c. In the event Employer exercises its right of termination other than for cause pursuant to paragraph 4(b), or if this Agreement is not renewed by Employer when it expires, Employer shall be obligated to pay Employee as severance pay for twelve (12) months following the date of such termination or expiration, annualized compensation at a rate equal to the Base Salary at that time. Such payments shall be made in equal installments in such intervals as the Base Salary was paid at the time of termination or expiration.

                           d. In the event Employer exercises its right of termination pursuant to paragraph 4(c) for "cause," or Employee otherwise leaves the employ of Employer prior to the expiration of this Agreement and such resignation is not deemed to be a termination by Employer other than for cause in accordance with paragraph 4(b) (for the purposes of this paragraph 5(d) the date of termination shall the date of termination or the date Employee otherwise leaves the employ of Employer), all of Employer's obligations under this Agreement shall end except for Employer's obligations to pay Employee's Base Salary, if any, earned and accrued but unpaid to the date of termination.

         6.  COVENANT NOT TO COMPETE.

                           a. INDUCEMENT. This covenant between Employee and Employer is being executed and delivered by Employee in consideration of Employee's employment with Employer and Employer's obligations hereunder (including, without limitation, the Base Salary, the Bonus Compensation and other benefits and payments set forth herein). Employee acknowledges that Employer's business and Employee's responsibilities are international in scope. Employee further acknowledges that the covenant not to compete with Employer contained in this section 6 was and has been a condition of his employment since Employee was originally employed by Employer.

                           b. RESTRICTED ACTIVITIES--DURATION. Except as otherwise consented to or approved by the Board in writing, Employee agrees that, in addition to being operative during the term of this Agreement, the provisions of paragraph 6(b)(i) through (iii) hereof, inclusive, shall be operative for a period of twelve (12) months after Employee's termination of employment with Employer or the expiration of this Agreement or the end of all severance payments made to Employee under section 5 of this Agreement, whichever is greater,


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         regardless of the time, manner or reasons for termination or expiration. During such periods, Employee will not, directly or indirectly, acting alone or as a member of a partnership or as an owner, director, officer, employee, manager, representative or consultant of any corporation or other business entity:

                              i. engage in any business in competition with or
                  adverse to the business that is conducted by Employer, or, without limiting the generality of the foregoing, engage in any business which manufactures, sells, distributes, services or supports products which are of type manufactured, sold, marketed, serviced or supported by Employer, or which are in the process of development in which Employee has participated or has knowledge of, at the time of the termination of Employee's employment with the Employer, in the United States, Canada or any European, Asian, Pacific or other foreign country in which Employer then or thereafter transacts business or is making a bona fide attempt to do so;

                              ii. induce, request or attempt to influence any
                  customers or suppliers of Employer to curtail or cancel their business or prospective business with Employer or in any way interfere with Employer's business relationships; or

                              iii. induce, solicit, assist or facilitate the
                  inducement or solicitation by a third person of any employee, officer, agent or representative of Employer, to terminate their respective relationship with Employer or in any way interfere with the Employer's employee, officer, agent or representative relationships.

                           c. TOLLING; RELIEF OF OBLIGATIONS. In the event that Employee breaches any provision of this section 6, such violation (1) shall toll the running of the twelve (12) month period set forth in paragraph 6(b) from the date of commencement of such violation until such violation ceases, and (ii) shall relieve Employer of any obligations to Employee under this Agreement.

                           d. "BLUE PENCILING" OR MODIFICATION. If either the length of time, geographic area or scope of restricted business activity set forth in paragraph 6(b) is deemed unreasonably restrictive or unreasonable in any other respect in any court proceeding, Employee and Employer agree and consent to such court's modifying or reducing such restriction(s) to the extent deemed reasonable under the circumstances then presented.

         7.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                           a. For purposes of this Agreement, "Confidential Information" means all information or trade secrets of any type or description belonging to Employer which are proprietary and confidential to Employer or its parent or affiliated corporations and which are not publicly disclosed or are only disclosed with restrictions. Without limiting the generality of the foregoing, "Confidential Information" includes strategic plans for


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         carrying on business, other business plans, cost data, internal financial information, customer lists, employee lists, vendor lists, business partner or alliances lists manufacturing methods or processes, product research or engineering data, drawings, designs, schematics, flow charts, computer programs, program decks, routines, subroutines, translators, compilers, operation systems, object and source codes, specifications, inventions, calculations, discoveries and any letters, papers, documents or instruments disclosing or reflecting any of the foregoing, and all information revealed to, acquired or created by Employee during Employee's employment by Employer relating to any of the foregoing.

                           b. Employee acknowledges that the discharge of Employee's duties under this Agreement will necessarily involve his access to Confidential Information. Employee acknowledges that the unauthorized use by him or disclosure by him of such Confidential Information to third parties might cause irreparable damage to Employer and Employer's business. Accordingly, Employee agrees that at all times after the date hereof he will not copy, publish, disclose, divulge to or discuss with any third party nor use for his own benefit or that of others, without the prior express written consent of the Board, except in the normal conduct of his duties under this Agreement, any Confidential Information, it being understood and acknowledged by Employee that all Confidential Information created, compiled or obtained by Employee or Employer, or furnished to Employee by any person while Employee is associated with Employer remains its exclusive property.

                           c. Promptly upon termination of his employment, irrespective of the time or manner thereof or reason therefor, Employee agrees to return and surrender to Employer all Confidential Information in any manner in his control or possession, as well as all other Employer property.

         8.  REMEDIES INADEQUATE.

                           a. Employee acknowledges that the services to be rendered by him to Employer as contemplated by this Agreement are special, unique and of extraordinary character. Employee expressly agrees and understand that the remedy at law for any breach by him of section 6 or section 7 of this Agreement will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, upon adequate proof of Employee's violation of any legally enforceable provision of section 6 or section 7 hereof, Employer shall be entitled to immediate injunctive relief, including, without limitation, a temporary order restraining any threatened or further breach. In the event any equitable proceedings are brought to enforce the provisions of any of section 6, section 7 or section 8 hereof, Employee agrees that he will not raise in such proceedings any defense that there is an adequate remedy at law, and Employee hereby waives any such defense. Nothing in this Agreement shall be deemed to limit Employer's remedies at law or in equity for any breach by Employee of any of the provisions of section 6 or section 7 hereof which may be pursued or availed of by


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         Employer. Without limiting the generality of the immediately preceding sentence, any covenant on Employee's part contained in section 6 or section 7 hereof, which may not be specifically enforceable shall nevertheless, if breached, give rise to a cause of action for monetary damages.

                           b. Employee has carefully considered, and has had adequate time and opportunity to consult with his own counsel or other advisors regarding the nature and extent of the restrictions upon him and the rights and remedies conferred upon Employer under sections 6, 7, and 8 hereof, and hereby acknowledges and agrees that such restrictions are reasonable in time, territory and scope, are designed to eliminate competition which otherwise would be unfair to Employer, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of Employer and do not confer a benefit upon Employer disproportionate to the detriment to Employee.

                           c. The covenants and agreements made by Employee in sections 6, 7, and 8 hereof shall survive full payment by Employer to Employee of the amounts to which Employee is entitled under this Agreement, the expiration of the Employment Period and this Agreement.

         9. RIGHTS. Employee acknowledges and agrees that any procedure, design feature, schematic, invention, improvement, development discovery, know how, concept, idea or the like (whether or not patentable, registrable under copyright or trademark laws, or otherwise protectable under similar laws) that Employee may conceive of, suggest, make, invent, develop or implement, during the course of his service pursuant to this Agreement (whether individually or jointly with any other person or persons), relating in any way to the business of Employer or to the general industry of which Employer is a part, as shall all physical embodiments and manifestations thereof, and all patent rights, copyrights, trademarks (or applications therefor) and similar protections therein (all of the foregoing referred to as "Work Product"), shall be the sole, exclusive and absolute property of Employer. All Work Product shall be deemed to be works for hire, and to the extent that any Work Product may not constitute a work for hire, Employee hereby assigns to Employer all right, title and interest in, to and under such Work Product, including without limitation, the right to obtain such patents, copyright registrations, trademark registrations or similar protections as Employer may desire to obtain. Employee will immediately disclose all Work Product to Employer and agrees, at any time, upon Employer's request and without additional compensation, to execute any documents and otherwise to cooperate with Employer respecting the perfection of its right, title and interest in, to and under such Work Product, and in any litigation or controversy in connection therewith, all expenses incident thereto to be borne by Employer.

         10. ASSIGNMENT OF EMPLOYEE'S RIGHTS. In no event shall Employer be obligated to make any payment under this Agreement to any assignee or creditor of Employee. Prior to the time of payment under this Agreement, neither Employee nor his legal representative shall have any right


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by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Agreement.

         11. EMPLOYER'S OBLIGATIONS UNFUNDED. Except as to any benefits that may be required to be funded under any benefit plan of Employer pursuant to law or pursuant to other agreements and which are not for the sole benefit of Employee, the obligations of Employer under this Agreement are not funded and Employer shall not be required to set aside or deposit in escrow any monies in advance of the due date for payment thereof to Employee.

         12. NOTICES. Any notice to be given hereunder by Employer to Employee shall be deemed to be given if delivered to Employee in person, or if mailed to Employee, by certified mail, postage prepaid, return receipt requested, at his address last known on the records of Employer, and any notice to be given by Employee to Employer shall be deemed to be given if delivered in person or by mail, postage prepaid, return receipt requested, to the Chairman of Employer at Employer's offices in Akron, Ohio, unless Employee or Employer shall have duly notified the other parties in writing of a change of address. If mailed, such notice shall be deemed to have been given when deposited in the mail as set forth above.

         13. AMENDMENTS. This Agreement shall not be modified or discharged, in whole or in part, except by an agreement in writing signed by the parties hereto.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties. The parties are not relying on any other representation, express or implied, oral or written. This Agreement supersedes any prior employment agreement, written or oral, between Employee and Employer.

         15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not affect the meaning of any terms or provisions hereof.

         16. BINDING EFFECT. The rights and obligations of Employer hereunder shall inure to the benefit of, and shall be binding upon, Employer and its respective successors and assigns, and the rights and obligations of Employee hereunder shall inure to the benefit of, and shall be binding upon, Employee and his heirs, personal representatives and estate.

         17. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially enforceable provision shall be binding and enforceable to the extent enforceable in any jurisdiction.

         18. GOVERNING LAW AND VENUE. This Agreement shall be interpreted, construed, and enforced in all respects in accordance with the laws of the State of Ohio. Any and all actions brought arising out of, or based in whole or in part upon this Agreement or the employment relationship, may be brought in either a federal or state court sitting in Cuyahoga or Summit


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County, Ohio, and the parties consent to the jurisdiction thereof, and each agrees not to contest the venue of such courts.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written, effective the Effective Date.


                                         Aironet Wireless Communications, Inc.


                                         By: /s/ James H. Furneaux
                                             -------------------------------
                                                 James H. Furneaux, Chairman



                                             /s/ Roger J. Murphy
                                             -------------------------------
                                                 Roger J. Murphy


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